UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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ROWAN COMPANIES PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROWAN COMPANIES PLC

ADDITIONAL INFORMATION CONCERNING THe

2017 annual general meeting of shareholders

Additional Information Regarding Proposal 11

On May 16, 2017, Rowan Companies plc (the “Company”) filed additional information regarding the 2017 Annual General Meeting of Shareholders to be held on May 25, 2017 (the “Meeting”) related to Proposal 11 - Resolution to Approve the Form of Share Repurchase Contracts and Repurchase Counterparties.

The Board of Directors (the “Board”) confirms that it intends to seek shareholder approval at the Company’s next annual general meeting to renew the five-year share repurchase authorization.

This information should be read in conjunction with the proxy statement furnished to shareholders in connection with the solicitation of proxies by the Board for the Meeting (the “Proxy Statement”).

Voting Deadline - May 23, 2017

If you wish to change your vote in respect of Proposal 11 (or any of the other proposals set out in the Proxy Statement), you can do so by following the procedures set out under “Can I change my vote” in the section headed “Questions and Answers About the Proxy Meeting and Voting” on page 79 of the Proxy Statement. The voting deadline is 11:59 p.m. (New York time) on Tuesday, May 23, 2017.